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                                  BY-LAWS        AS AMENDED THROUGH 4/20/94
                                    OF
                          BRENDLE'S INCORPORATED


                                ARTICLE I.

                                  OFFICES

     Section 1.  Principal Office:  The principal office of the
Corporation shall be located at 1919 N. Bridge Street Ext., Elkin,
North Carolina.

     Section 2.  Registered Office:  The registered office of the
Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

     Section 3. Other Offices: The Corporation may have offices at such other places, either within or without the State of North
Carolina, as the Board of Directors may designate or as the affairs of the Corporation may require from time to time.



                                ARTICLE II.

                         MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings: All meetings of Shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the Shareholders entitled to vote thereat.

     Section 2. Annual Meetings: The annual meeting of Shareholders shall be held at a time designated by the Board of Directors on a business day in the months of May or June in each year for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

     Section 3. Substitute Annual Meeting: If the annual meeting shall not be held on the day designated by these By-Laws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     Section 4.  Special Meetings:  Special meetings of the
Shareholders may be called at any time by the President, Secretary or Board of Directors of the Corporation, or by any Shareholder pursuant to the written request of the holders of not less than

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one-tenth (1/10th) of all the shares entitled to vote at the meeting.

     Section 5. Notice of Meeting: Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than fifty (50) days before the date of any Shareholders' meeting, either personally or by mail, by or at the direction of the President, the Secretary or other person calling the meeting, to each Shareholder of record entitled to vote at such meeting; provided that such notice must be given not less than twenty (20) days before the date of any meeting at which a merger or consolidation is to be considered. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at his address as it appears on the record of Shareholders of the Corporation, with postage thereon paid.

          In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the North Carolina Business Corporation Act.

          When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty
(30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

     Section 6. Voting Lists: At least ten (10) days before each meeting of Shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the Shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and number of shares held by each, which list shall be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any Shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any Shareholder during the whole time of the meeting.

     Section 7. Quorum: A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders, except that at a substitute annual meeting of Shareholders the number of shares there represented either in person or by proxy, even though less than a majority, shall constitute a quorum for the purpose of such meeting.

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          The Shareholders present at a duly organized meeting may
continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

          In the absence of a quorum at the opening of any meeting of Shareholders, such meeting may be adjourned from time to time by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

     Section 8. Proxies: Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the Shareholder or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specified therein the length of time for which it is it continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten (10) years from the date of its execution.

     Section 9.  Voting of Shares:  Subject to the provisions of
Section 4 of Article III, each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

          Except in the election of Directors as governed by the provisions of Section 3 of Article III, the vote of a majority of the shares voted on any matter at a meeting of Shareholders at which a quorum is present shall be the act of the Shareholders on that matter, unless the vote of a greater number is required by law or by the Charter or By-Laws of this Corporation.

          Shares of its own stock owned by the Corporation, directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted at any meeting and shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

     Section 10. Informal action by Shareholders: Any action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to be kept as part of the corporate records.

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                               ARTICLE III.

                            BOARD OF DIRECTORS

     Section 1. General Powers: The business and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2. Number, Term and Qualifications: The number of Directors constituting the Board of Directors shall be not less than seven (7) nor more than eleven (11), as may be fixed or changed from time to time, within the minimum and maximum, by the Shareholders or by the Board of Directors. Directors need not be residents of the State of North Carolina or Shareholders of the Corporation.

     Section 3.  Election of Directors:  Except as provided in
Section 5 of this Article III, the Directors shall be elected at the annual meeting of Shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any Shareholder so demands, the election of Directors shall be by ballot.

     Section 4. Removal: Any Director may be removed at any time with or without cause by a vote of the Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, unless the entire Board is removed, an individual Director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a Director if such shares could be voted cumulatively at an annual election. If any Directors are so removed, new Directors may be elected at the same meeting.

     Section 5. Vacancies: Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors even though less than a quorum, or by the sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 6. Chairman of the Board: There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

     Section 7. Compensation: The Board of Directors may compensate Directors for their services as such and may provide for the payment of any or all expenses incurred by Directors in attending regular and special meetings of the Board.

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                                ARTICLE IV.

                           MEETINGS OF DIRECTORS

     Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of Shareholders. In addition, the Board of Directors may provide, by resolution, the time and placed, either within or without the State of North Carolina, for holding of additional regular meetings.

     Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) Directors. Such a meeting may be held either within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

     Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

          The person or persons calling a special meeting of the Board of Directors shall, at least two (2) days before the meeting give notice thereby by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

     Section 4. Waiver of Notice: Any Director may waive notice of any meeting. The attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. Quorum: A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     Section 6. Manner of Acting: Except as otherwise provided in these By-Laws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 7. Presumption of Assent: A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the


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adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.


     Section 8. Informal Action by Directors: Action taken by a majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.



                                ARTICLE V.

                      EXECUTIVE AND OTHER COMMITTEES

     Section 1. Creation: The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these By-Laws may designate two (2) or more Directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

     Section 2.  Vacancy:  Any vacancy occurring in an Executive
Committee shall be filled by a majority of the number of Directors fixed by these By-Laws at a regular of special meeting of the Board of Directors.

     Section 3. Removal: Any member of an Executive Committee may be removed at any time with or without cause by a majority of the number of Directors fixed by these By-Laws.

     Section 4. Minutes: The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     Section 5. Responsibility of Directors: The designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

          If action taken by the Executive Committee is not thereafter formally considered by the Board, a Director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

     Section 6.  Other Committees:   The Board of Directors, by
resolution adopted by a majority of the entire Board, may appoint from among its members one or more other committees, each to consist of at least three members and to be authorized, by the resolution appointing the members thereof, to have and exercise the

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powers and authority specified in such resolution, except that no such committee shall be authorized to exercise any power or authority which the Executive Committee of the Board of Directors may not exercise. A majority of any such committee shall constitute a quorum. Actions taken at a meeting of any such committee shall be reported to the next succeeding meeting of the Board of Directors unless otherwise directed by the Board of Directors. The Board of Directors may appoint other committees, whose members may but need not be Directors, to perform the administrative and ministerial functions, not requiring action by the Board of Directors, with respect to the business and affairs of the Corporation and to recommend action to the Board of Directors. Any such other committees shall not be deemed committees of the Board of Directors and shall perform such duties as the Board of Directors may from time to time direct.



                                ARTICLE VI.

                                 OFFICERS

     Section 1. Officers of the Corporation: The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Executive Officer or an Office of the Chief Executive composed of three (3) persons appointed by the Board of Directors, a Chief Operating Officer, a Chief Financial Officer, one (1) or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time appoint. Any two (2) or more offices may be held by the same person, but no officer may act in more than one (1) capacity where action of two (2) or more officers is required. The title of any officer may include any additional designation descriptive of such officer's duties as the Board of Directors may prescribe.

     Section 2. Appointment and Term: The officers of the Corporation shall be appointed from time to time by the Board of Directors; provided, that the Board of Directors may authorize a duly appointed officer to appoint one or more other officers or assistant officers, other than appointment of the Chief Executive Officer, the Chairman of the Board, the President, the Chief Operating Officer or the Chief Financial Officer. Each officer shall serve as such at the pleasure of the Board of Directors.

     Section 3. Removal: Any officer may be removed by the Board of Directors at any time with or without cause; but such removal shall not itself affect the contract rights, if any, of the person so removed.

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     Section 4.     Bonds:  The Board of Directors may by
resolution require any officer, agent or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

     Section 5. Compensation: The compensation of all officers of the Corporation shall be fixed by, or in the manner prescribed by, the Board of Directors.

     Section 6. Chief Executive Officer: If there is a Chairman of the Board and the Board of Directors designates the Chairman of the Board as the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer of the Corporation. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall supervise and control the management of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws. The title of the Chairman of the Board or President, as the case may be, serving as the Chief Executive Officer may, but need not, also refer to his or her position as Chief Executive Officer.

     Section 7. Office of the Chief Executive: The Board of Directors may, but need not, appoint an Office of the Chief Executive composed of three (3) persons appointed by them. When there has been appointed and is functioning an Office of the Chief Executive, any member of the Office of the Chief Executive may act with the authority of a Chief Executive Officer, as set forth in
Section 6 above, so long as said action has been consented to by a majority of the members of the Office of the Chief Executive. The Office of the Chief Executive, if appointed, shall supervise and control the management of the Corporation and shall have such duties and authority as may be prescribed from time to time by the Board of Directors. The Office of the Chief Executive shall operate through a majority vote of its members.

     Section 8. Chairman of the Board: The Board of Directors may, but need not, appoint from among its members an officer designated as the Chairman of the Board. If there is appointed a Chairman of the Board and such Chairman of the Board is also designated by the Board of Directors to be the Chief Executive Officer, then the Chairman of the Board shall have all of the duties and authority of the Chief Executive Officer and shall also, when present, preside over meetings of the Board of Directors. If there is a Chairman of the Board but such Chairman of the Board is not also designated as the Chief Executive Officer, then the Chairman of the Board shall, when present, preside over meetings of


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the Board of Directors and shall have such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws.

     Section 9. Chief Operating Officer: If there is appointed a Chairman of the Board who is also the Chief Executive Officer, then the President shall be the Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Operating Officer shall supervise and control the operations of the Corporation, shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board of Directors, and, in the absence or disability of the Chief Executive Officer, shall have the authority and perform the duties of the Chief Executive Officer. The title of the President or other officer serving as the Chief Operating Officer may, but need not, also refer to his or her position as Chief Operating Officer.

     Section 10. President: Unless there is appointed a Chairman of the Board who is also designated the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of that office. If the President is not the Chief Executive Officer, then the President shall be the Chief Operating Officer and shall have all of the duties and authority of that office. If the president shall be the Chief Executive Officer and no other officer shall have been designated by the Board of Directors as the Chief Operating Officer, then the President shall also have all of the duties and authority of the Chief Operating Officer. The President shall also have such other duties and authority as may be prescribed from time to time by the Board of Directors.

     Section 11. Vice President: The Board of Directors may appoint such Executive Vice Presidents, Senior Vice Presidents or other Vice Presidents as they shall desire, with such authority and duties as they see fit. In the absence of clear resolutions of the Board to the contrary, in the absence of the President, an Executive Vice President, without specific designation of areas of responsibility, shall act in place of the President. For example, an Executive Vice President would act before an Executive Vice President - Store Operations.

          In addition, each Executive Vice President, with specific area of responsibility designated, Senior Vice President or Vice President shall perform such other duties and have such other powers as are normally incident to their offices or as shall be prescribed by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.

     Section 12. Secretary: The Secretary shall have the responsibility and authority to maintain and authenticate the


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records of the Corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of Shareholders, Directors and Committees; shall give, or cause to be given, all notices required by law and by these Bylaws; shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, all records of Shareholders as are required by applicable law or these Bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.

     Section 13. Chief Financial Officer: The Chief Financial Officer shall have responsibility for all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; shall keep, or cause to be kept, full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and shall generally have charge over the Corporation's accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Chief Financial Officer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Chief Financial Officer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.

     Section 14. Treasurer: The Treasurer shall be appointed by the Board of Directors and shall act to assist the Chief Financial Officer in carrying out the duties of the office of Chief Financial Officer. In the absence or in the event of the disability of the Chief Financial Officer, the Treasurer shall have the authority and shall perform the duties of the office of the Chief Financial Officer. The Treasurer shall also perform such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the Board of Directors.

     Section 15.    Assistant Secretaries and Assistant Treasurers:
The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties

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as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief
Operating Officer, the Chief Financial Officer or the Board of
Directors.



                               ARTICLE VII.

                   CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans: No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. Checks and Drafts: All checks, drafts or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 4. Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors may select.



                               ARTICLE VIII.

                CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares: Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. The Corporation shall issue and deliver to each Shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

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     Section 2.  Transfer of Shares:  Transfer of shares of the
Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares.

     Section 3. Lost Certificate: The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation claimed to have been lost or destroyed, upon receipt of an Affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the Directors the circumstances justify omission of a bond.

     Section 4.  Closing Transfer Books and Fixing Record Date:
For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

          In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such record date in any case to be not more than fifty (50) days and, in the case of a meeting of Shareholders, not less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of Shareholders, is to be taken.

          If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders.

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          When a determination of Shareholders entitled to vote at
any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     Section 5. Holder of Record: The Corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificates, except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.


     Section 6.  Treasury Shares:  Treasury shares of the
Corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the Corporation. Treasury shares shall not carry voting or dividend rights.



                                ARTICLE IX.

                            GENERAL PROVISIONS

     Section 1. Dividends: The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of its Charter.

     Section 2. Seal: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed "SEAL"; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

     Section 3. Waiver of Notice: Whenever any notice is required to be given to any Shareholder or Director by law, by the Charter or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

           Section 4.  Indemnification:

     (a) The Corporation hereby agrees to indemnify, to the fullest extent permitted by law at the time of indemnity, any person who at any time serves or has served as a Director or Officer of the Corporation, or in any such capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust or other enterprise, or as a trustee or an administrator under an employee benefit plan for the Corporation or any of its subsidiaries, against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that the Corporation does not agree to indemnify any such person against liability or litigation expense he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the Corporation.

     (b) It is specifically provided further, however, that nothing stated heretofore in this Section shall be construed to limit the allowable indemnification by the Corporation of Directors or Officers or of employees or agents of the Corporation to the fullest extent permitted by law at the time of any such indemnification, against: (i) reasonable costs and expenses, including attorneys' fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (ii) liability for any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

     (c) In addition to the foregoing, any such Director of Officer may recover from the Corporation reasonable costs, expenses and attorneys' fees in connection with the enforcement of his rights to indemnification granted herein. Expenses incurred by a Director or Officer in defending an administrative, civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, or as authorized or required under any Charter or By-Law provision or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of the Director or Officer to repay such amount unless it ultimately be determined that such person is entitled to be indemnified by the Corporation against such expenses. Expenses incurred by other employees and agents may be so paid upon such terms and conditions (if any) as the Board of Directors deems appropriate.

     (d) The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the

Corporation to pay the indemnification required by this By-Law, including, without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the Shareholders of the Corporation.

     (e) Any person who at any time after the adoption of this By-Law serves, or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights of indemnification provided herein. Such rights shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this By-Law.

     (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of Shareholders of the Corporation or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such a person.

     (g) The Corporation shall have the power to provide such other, further or additional indemnities of Directors, Officers, employees or agents as shall be permitted by the laws of the State of North Carolina, as amended from time to time.

     (h) Anything in this Section to the contrary notwithstanding, the Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan governed either by State law or by an act of congress entitled "The Employee Retirement Income Security Act of 1974" ("ERISA"), as amended, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     Section 5. Fiscal Year: The fiscal year of the corporation shall be fixed by the Board of Directors.

     Section 6. Amendments: Except as otherwise provided herein, these By-Laws may be amended or repealed and new By-Laws may be adopted by the affirmative votes of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

          The Board of Directors shall have no power to adopt a by-law: (1) requiring more than a majority of the voting shares for a quorum at a meeting of Shareholders or more than a majority of the votes cast to constitute action by the Shareholders, except where higher percentages are required by law; (2) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committees; (3) increasing or decreasing the number of Directors; (4) classifying and staggering the election of Directors.

          No by-law adopted or amended by the Shareholders shall be altered or repealed by the Board of Directors, except to the extent that such by-law expressly authorizes its amendment or repeal by the Board of Directors. The fact that the Shareholders have adopted these By-Laws shall not limit the authority of the Board of Directors to amend them.

     Section 7.  Statutes Not Applicable:  The provisions of
Article 9 known as "The North Carolina Shareholder Protection Act"
(North Carolina General Statutes (Section Mark) 55-9-01, et seq.) shall not be applicable to the Corporation. The provisions of Article 9A known as "The North Carolina Control Share Acquisition Act" (North
Carolina General Statutes (Section Mark) 55-9A-01, et seq.) shall not be applicable to the Corporation.